Exhibit 10.1













































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                          BURLINGTON COAT FACTORY
                     WAREHOUSE CORPORATION EMPLOYEES'
                    PROFIT SHARING PLAN AMENDMENT NO. 5


          AMENDMENT, made this 12th day of October, 1993, to the Burlington Coat Factory Warehouse Corporation Employees' Profit Sharing Plan (the "Plan").
          Pursuant to the provisions of Section 10.1 of the Plan and action of the Company's Board of Directors in effectuation thereof, the Plan is hereby amended as follows, effective October 12, 1993:
     1. Article XVI to the Plan is amended and restated to read in its entirety as follows:
                                ARTICLE XVI
                                   LOANS
               16.1  The Administrator shall implement a loan
                     program under the Plan in accordance with the terms and provisions of this Article XVI.

               16.2 Upon application to the Administrator, a Participant shall be permitted to borrow from his Account in accordance with criteria established by the Administrator on a uniform and nondiscriminatory basis. Any such loan shall be evidenced by a note.

               16.3  The aggregate maximum amount that a
                     Participant shall be permitted to borrow under this Plan and any other plan of the Employer is the lesser of (i) $50,000 (reduced by the highest outstanding balance of any prior Plan loan during the one-year period ending on the day before the date the Plan loan is made), or (ii) 50% of such Participant's accrued vested balance in his Account.

               16.4 Each loan shall be repaid by the Participant through equal payroll deductions, on a level amortization basis, commencing with the date of the loan, over a period of not more than five years. Notwithstanding the preceding sentence, the Administrator, in its sole discretion, may permit repayment of a loan over a period in excess of five, but not in excess of twenty, years when the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant. Interest on loans shall be charged at a reasonable rate by periodic reference to the interest charged regionally by major lending institutions. Such rate will remain fixed for the term of the loan. A Participant may prepay the entire balance of his loan at any time without penalty.

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               16.5  No distribution of a Participant's Account
                     shall be made until the outstanding
                     principal balance of any loan plus interest thereon is repaid in full.

               16.6 If a loan is in default, the Administrator shall take such action as may be necessary, including attachment of the Participant's Account, to discharge the Participant's obligation under the loan agreement before any amounts are paid to or on behalf of such Participant. In no event shall such attachment occur prior to the time the Participant is entitled to a distribution of his Account. The following events will be considered a default: (i) death or Disability of the Participant; (ii) termination of the Plan; (iii) Retirement or termination of employment of the Participant; and (iv) failure to make any required payment of loan principal and interest.

               16.7 All loan under this Article XVI shall be granted, made and administered on a uniform and nondiscriminatory manner in accordance with written loan procedures established by the Administrator.

               16.8  The Company may amend the terms of, or
                     discontinue, the loan program as it deems appropriate. The Company or the Administrator may also restrict or suspend the making of loans if it determines that the program is having adverse effects on Plan investment earnings or on Participants in general.

IN WITNESS WHEREOF, the undersigned has executed this amendment as of the 12th day of October, 1993.

Attest:                            Burlington Coat Factory
                                   Warehouse Corporation


/s/ Henrietta Milstein                 /s/ Monroe G. Milstein
_____________________________      By:_________________________





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